EXHIBIT 10(AF) - MATERIAL CONTRACTS

SEVENTH AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFINED BENEFIT PLAN

This Seventh Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan, as amended (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

WHEREAS, the Plan was originally established effective January 1, 1991;

WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to change the formula for determining the pension of the current Chairman of the Company;

NOW, THEREFORE, the Plan is hereby amended as follows effective as specified below:

  Effective as of December 1, 2000, Section 4.7 of the Plan is hereby amended in its entirety to read as follows:

  "4.7 In-Service Distribution Under the Qualified Plan

  If a Participant elects to receive an in-service Pension under Section 7.7 of the Qualified Plan, such Participant shall not be eligible to receive a benefit under this Plan until the Participant otherwise becomes eligible to receive a benefit hereunder pursuant to Section 4.1, 4.2, 4.6, or 4.9."

  Effective as of the Normal Retirement Date of the current Chairman of the Company, Article IV of the Plan is hereby amended to add a new Section 4.9 immediately following Section 4.8 to read in its entirety as follows:

"4.9 Alternative Benefit for Chairman of the Employer

The provisions of this Section 4.9 shall apply solely to Robert L. Moody, the Chairman of the Employer as of the effective date of this Section. The benefit payable to such Participant under this Section 4.9 shall be in lieu of any other benefit payable to such Participant under the Plan.

(a)   The benefit payable to such Participant under the Plan as of such Participant's Normal Retirement Date shall be equal to (i) less (ii) less (iii), where:

    equals (A) such Participant's years of Service (up to a maximum of forty-five (45)) multiplied by (B) 1.66667% multiplied by (C) the excess of such Participant's "Plan Compensation" over such Participant's "Primary Social Security Benefit" as defined by the terms of the Qualified Plan as of December 31, 1990, as if that Plan had continued without change, and without regard to limitations applicable under Code Sections 401(a)(17) and 415, and equals the benefit which actually becomes payable to such Participant under the terms of the Qualified Plan at the Participant's Normal Retirement Date, and

    equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of such Participant's Compensation for each year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his Normal Retirement Date.

(b)   Subsequent to such Participant's Normal Retirement Date, the net benefit payable at such Participant's Normal Retirement Date shall be increased for additional Service and changes in Plan Compensation as follows. The gross benefit, defined as (a)(i) less (a)(iii) above, shall be increased (i) by the ratio of such Participant's then current years of Service (up to a maximum of forty-five (45)) to his years of Service credited as of his Normal Retirement Date and (ii) by the ratio of such Participant's then current Plan Compensation to his Plan Compensation as of his Normal Retirement Date. The net benefit shall be equal to the gross benefit so increased, less the current benefit then payable under the terms of the Qualified Plan.

(c)   For purposes of calculating the benefit payable to such Participant under (b) above, such Participant's (i) Plan Compensation and Service and (ii) resulting pension benefit under this Plan shall be redetermined on a monthly basis; provided that the Participant's Compensation for a Plan Year may be projected on an average, level monthly basis for the year, with any benefit attributable to actual Compensation not taken account in such projection paid after the end of the Plan Year in a single lump sum equal to the cumulative monthly difference.

(d)   The benefit payable under this Section 4.9 (i) shall be payable in accordance with Article V hereof as to form and duration of payment and (ii) shall be reduced by the amount of any benefits paid hereunder to such Participant prior to the date of adoption of the Seventh Amendment to the Plan.

(e)   The benefit payable to such Participant under this Section 4.9 with respect to periods prior to the adoption of the Seventh Amendment to the Plan (after reduction pursuant to (d) above), shall be paid to such Participant as soon as practicable after the date of adoption of such Plan amendment in a single lump sum equal to the cumulative monthly difference."

  Except as hereinabove amended, the Plan, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this Seventh Amendment this 18th day of October, 2002.

National Western Life Insurance Company

\S\ James P. Payne
By: James P. Payne
Its: Senior Vice President - Secretary